SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|

Filed by the Party other than the Registrant

|_| Check the appropriate box:

[ ]   Preliminary Proxy Statement                |_| Confidential, for Use of
[X]   Definitive Proxy Statement                 the Commission Only (as
[ ]   Definitive Additional Materials            permitted by Rule 14a-6(e)(2))
[ ]   Soliciting Material Under Rule 14a-12

                               VERSANT CORPORATION

                (Name of Registrant as Specified in Its Charter)
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

         5)      Total fee paid:

                 --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)      Amount Previously Paid:

                 --------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------

         3)      Filing Party:

                 --------------------------------------------------------------

         4)      Date Filed:

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





                                  May 11, 2000

To Our Shareholders:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Versant Corporation to be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 22, 2000, at 10:30 a.m., Pacific Time.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

         It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

         We look forward to seeing you at the meeting.

                                   Sincerely,


                                   Nick Ordon
                                   President and Chief Executive Officer

                               VERSANT CORPORATION
                              6539 DUMBARTON CIRCLE
                            FREMONT, CALIFORNIA 94555

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2000

To Our Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Versant Corporation (the "Company") will be held at the Company, 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 22, 2000, at 10:30 a.m., Pacific Time for the following purposes:

      1. To elect five (5) directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                  David Banks                    William R. Shellooe
                  Nick Ordon                     William Henry Delevati
                  Bernhard Woebker

      2. To ratify and approve the amendments of the Company's 1996 Equity Incentive Plan made by the Board of Directors to increase the number of shares of Common Stock reserved for issuance by an aggregate of 1,000,000 shares.

      3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ended December 31, 2000.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on April 28, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                   By Order of the Board of Directors


                                   Nick Ordon
                                   President and Chief Executive Officer

Fremont, California

May 11, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               VERSANT CORPORATION
                              6539 DUMBARTON CIRCLE
                            FREMONT, CALIFORNIA 94555

                                   -----------

                                 PROXY STATEMENT

                                  May 11, 2000

      The accompanying Proxy is solicited on behalf of the Board of Directors (the "Board") of Versant Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal offices, located at 6539 Dumbarton Circle, Fremont, California 94555, on Thursday, June 22, 2000, at 10:30 a.m., Pacific Time (the "Meeting"). This Proxy Statement and the accompanying form of Proxy were first mailed or delivered to shareholders on or about May 11, 2000. An annual report for the year ended December 31, 1999 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      Holders of record of the Company's common stock and Series A Preferred Stock at the close of business on April 28, 2000 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 11,222,172 shares of common stock outstanding and entitled to vote and 1,313,743 shares of Series A Preferred Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business.

      Holders of common stock are entitled to one vote for each share held as of the Record Date. Holders of Series A Preferred Stock are entitled to one vote for every share held as of the Record Date. In the event that a broker, bank, custodian, nominee or other record holder of the Company's common stock or Series A Preferred Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

      Directors will be elected by a plurality of the votes of the shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Meeting that are voted on the election of directors. Approval of the other Proposals require the affirmative vote of a majority of the shares of common stock and Series A Preferred Stock present in person or represented by proxy at the Meeting that are voted "for" or "against" the proposal AND the affirmative votes must constitute at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote "for" or "against" Proposal Nos. 2 and 3. All votes will be tabulated by the inspector of elections appointed for the Meeting. Each of the Company's Proposals requires that a quorum be present at the Meeting.

      Unless otherwise instructed, each valid returned Proxy in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal Nos. 2, 3 and 4 described in this Proxy Statement, and at the Proxy holder's discretion, on such other matters, if any, that may come before the Meeting (including any proposal to adjourn the Meeting).

      In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Meeting and entitled to vote.

      The expenses of soliciting Proxies will be paid by the Company. Following the original mailing of the Proxy Statement, the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares of common stock or Series A Preferred Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

                             REVOCABILITY OF PROXIES

      Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked by a writing delivered to the Company stating that the Proxy is revoked, by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. PLEASE NOTE, HOWEVER, THAT IF A SHAREHOLDER'S SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND THAT SHAREHOLDER WISHES TO VOTE AT THE MEETING, THE SHAREHOLDER MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING THAT SHAREHOLDER'S BENEFICIAL OWNERSHIP OF THE SHARES.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

      At the Meeting, shareholders will elect five directors, which will be the number of directors authorized by the Board of Directors pursuant to the Company's Bylaws as of the date of the Meeting, to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified, or until such directors' earlier resignation or removal. Shares represented by the accompanying Proxy will be voted for the election of five nominees (recommended by the Board) who are named in the following table, unless the Proxy is marked in such a manner as to withhold authority so to vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting that are voted on the election of directors. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the Proxy may be voted for such substitute nominee as the persons appointed in the Proxy may in their discretion determine.

      The following table sets forth certain information concerning the nominees (each of whom is currently a director of the Company), which is based on data furnished by them:

                                                                                                          DIRECTOR
     NAME OF NOMINEE                AGE      PRINCIPAL OCCUPATION                                           SINCE
     ---------------                ---      --------------------                                         --------
     Nick Ordon                      52      President and Chief Executive Officer of the Company           1998

     David Banks                     54      Consultant                                                     1993

     Bernhard Woebker                50      Senior Vice President of Field Operations of the Company       1999
                                                and Consultant

     William Henry Delevati          51      Consultant                                                     1999

     William R. Shellooe             62      Vice President of Sales, HAL Computer (subsidiary of           2000
                                                Fujitsu Corporation)

      Mr. Ordon has served as President, Chief Executive Officer and a director of the Company since he joined the Company in January 1998. From July 1996 to December 1997, Mr. Ordon was Vice President and General Manager of Lotus Messaging at Lotus Development Corporation, a software development company and wholly-owned subsidiary of International Business Machines Corporation. From August 1994 to July 1996, he was Vice President and General Manager of the Commercial Business Unit of Lockheed Martin Corporation, an aerospace products company. From January 1993 to August 1994, Mr. Ordon served as General Manager, NetWare Operations with Hewlett-Packard Company. Mr. Ordon received both a Bachelor and Masters of Science degree in Aerospace Engineering from University of Colorado in 1970 and 1971 respectively, and a Master of Business Administration degree in Finance and Operations from Syracuse University in 1980.

      Mr. Banks has served as a director of the Company since April 1993. Mr. Banks is currently a consultant to various companies located in the Silicon Valley area. From January 1998 to January 1999, Mr. Banks served as a consultant to the Company. From April 1993 to January 1998, Mr. Banks was the Company's President and Chief Executive Officer. From January 1985 to January 1989, Mr. Banks served as Chief Executive Officer and President of Cadre Technologies Incorporated ("Cadre"), a software development company. In January 1989, following a merger of MicroCase Inc. and Cadre, Mr. Banks was named President of Cadre, a position he held until mid-1992, when he became Executive Vice President of Cadre. Mr. Banks served in this position until December 1992. Mr. Banks received a Bachelor of Science degree in Chemistry from Indiana University in 1967, a Master of Science degree in Chemistry from University of California, San Diego in 1968 and a Masters of Business Administration degree from Purdue University in 1969.

      Mr. Woebker has served as a director of the Company since June 1999. He has served as Senior Vice President of Field Operations of the Company and as the senior executive officer of the Company's European subsidiaries since January 1999. Beginning January 1, 2000, Mr. Woebker significantly reduced his daily involvement with the Company while retaining his operational and managerial roles in these positions. Beginning January 1, 2000, Mr. Woebker also began serving on a part-time basis as a consultant with the investment banking firm E.M. Warburg, Pincus & Co. LLC. Mr. Woebker joined Versant in March 1997 and served as Vice President and General Manager Europe, from that date to January 1999. From 1994 to March 1997, he was President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe which was acquired by the Company in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, information technology companies, including President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President, Pyramid Technology Corp./Europe and as Vice President, NeXT Computer, Inc./Europe. Mr. Woebker received a Masters degree in Mathematics and Computer Science from the University of Hannover in 1973.

      Mr. Delevati has served as a director of the Company since October 1999. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and CIO of Aspect Technology, an automated call device company. From November 1995 to April 1999, Mr. Delevati served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he held the position of Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Operations Research in 1974 from Arizona State University.

      Mr. Shellooe has served as a director of the Company since April 2000. Since April 1997, Mr. Shellooe has served as Vice President of Sales for HAL Computer, a company that develops SPARC processors and a subsidiary of Fujitsu Corporation. Between 1994 and 1997, Mr. Shellooe served in a variety of executive officer positions with AXIL Computer, Inc., a SPARC systems company and a subsidiary of Hyundia Electronics. From January 1994 to December 1994, he served as Vice President of Sales of AXIL, from December 1994 to July 1996, as its Senior Vice President of Sales and Marketing and from July 1996 to February 1997 as its Chief Executive Officer. Prior to working with AXIL Computer, Inc., Mr. Shellooe served in a variety of executive management positions with MASPAR Computer Corporation, Pyramid Technology and Hewlett Packard. Mr. Shellooe received his Bachelor of Science degree in Electrical Engineering in 1960 and a Masters of Business Administration degree in 1966 from the University of Santa Clara.

      There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

      The Board met five times, including telephone conference meetings, and acted by written consent twice during 1999. Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

      The Audit Committee is currently comprised of Stephen J. Gaal and David Banks. Following the Meeting, the Company expects that Mr. Shellooe will be appointed by the Board to fill the vacancy on the Audit Committee created by Mr. Gaal's departure from the Board. The Audit Committee met four times during 1999. The Audit Committee has the following primary powers: (i) to recommend the appointment of the Company's independent auditors to the Board; (ii) to review the independent auditors' proposed audit scope and audit approach; (iii) to review the independent auditors' letters of recommendations provided to management; (iv) to review the activities, organizational reporting and effectiveness of the Company's internal audit function; (v) to review the independent auditors' fee arrangements for professional services; (vi) to review management's monitoring of compliance with the Company's code of conduct; (vii) to review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements; (viii) to review with financial management and the independent auditors the Company's quarterly financial results and significant proposed adjustments, reserves, accounting estimates and financial reporting issues related thereto; (ix) to determine that there are appropriate policies and procedures for the review of officers' expenses and perquisites; (x) to approve the Company's revenue recognition policy and any amendments thereto; (xi) to approve the Company's investment policy and any amendments thereto; (xii) to review the status of Internal Revenue Service examinations and related tax reserves; and (xiii) to perform other oversight functions as determined by the Audit Committee or the full Board.

      The Compensation Committee is currently comprised of Stephen J. Gaal and Mark Leslie, who are non-employee directors. Following the Meeting, the Company expects that David Banks and William Henry Delevati, who are non-employee directors, will be appointed by the Board to fill the vacancies created by the departure from the Board of Messrs. Gaal and Leslie. The Compensation Committee met one time and acted by written consent four times during 1999. The Compensation Committee is responsible for: (i) reviewing and submitting to the Board for approval major compensation and benefits programs and plans, such as stock option, stock purchase, 401(k) and bonus plans, and amendments thereto;
(ii) administering the Company's 1996 Equity Incentive Plan and approving all option grants pursuant thereto; (iii) administering the Company's 1996 Employee Stock Purchase Plan; (iv) reviewing and approving for submission to the Board the election of corporate officers and the designation of officers subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (v) reviewing and approving compensation for corporate officers, including salary, bonus awards and major perquisites; (vi) reviewing and approving compensation ranges for non-officer employees; (vii) reviewing the performance of corporate officers; (viii) reviewing significant changes to the structure of the Company's organization; and (ix) preparing a report to shareholders on compensation policy for inclusion in the Company's proxy statement, if applicable.

      No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

DIRECTORS COMPENSATION

      Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board.

      Directors who are not officers of the Company are entitled to participate in the 1996 Directors Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to provide incentive for members of the Board who are not also employees of the Company or any parent, subsidiary or affiliate of the Company by providing such persons with an opportunity to purchase shares of common stock of the Company. The Directors Plan provides that each non-employee director automatically receives an option to purchase 10,000 shares of the Company's common stock upon initially joining the Board of Directors and automatically receives an option to purchase 5,000 shares of the Company's common stock each year on the anniversary of the initial grant to such non-employee director, as long as the director continues to serve on the Board. On July 16, 1999, the Company granted to each of Messrs. Leslie, Gaal and Banks an option to purchase 5,000 shares of the Company's common stock at an exercise price of $3.15625 per share pursuant to the automatic annual grant provisions of this plan. On October 21, 1999, the Company granted to Mr. Delevati an option to purchase 10,000 shares of the Company's common stock at an exercise price of $2.4375 per share pursuant to the automatic initial grant provisions of this plan. On April 17, 2000, the Company granted to Mr. Shellooe an option to purchase 10,000 shares of the Company's common stock at an exercise price of $5.25 per share pursuant to the automatic initial grant provisions of this plan. Grants under this plan vest 50% on each of the two anniversaries following the date of grant so long as the recipients of such grants continue to serve as directors or consultants to the Company.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                PROPOSAL NO. 2--RATIFY AND APPROVE THE AMENDMENTS
         MADE BY THE BOARD TO THE 1996 EQUITY INCENTIVE PLAN TO INCREASE
                      THE NUMBER OF SHARES OF COMMON STOCK
            RESERVED FOR ISSUANCE BY AN AGGREGATE OF 1,000,000 SHARES

     Shareholders are being asked to (i) ratify an amendment to the Company's 1996 Equity Incentive Plan (the "Incentive Plan") made by the Board of Directors on January 19, 2000 increasing the number of shares of common stock reserved for issuance under the Incentive Plan by 500,000 and (ii) approve a further amendment of the Incentive Plan to provide for an additional increase in the number of shares of common stock reserved for issuance thereunder by 500,000 shares, so that the total number of shares authorized for issuance under the Incentive Plan will be 2,900,000, plus any shares remaining under the Company's 1989 Stock Option Plan (the "Prior Plan"), as discussed below. As of April 28, 2000, there were 531,241 shares remaining and available for grant under the Prior Plan and the Incentive Plan (including the 500,000 share increase approved by the Board on January 19, 2000 and the 500,000 share increase approved by the Board on April 18, 2000). The Board believes that adding shares to the Incentive Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Incentive Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

      The Incentive Plan was adopted by the Board in May 1996 and approved by the shareholders of the Company in June 1996. The Incentive Plan was amended in 1997 to increase the number of shares of common stock reserved for issuance by 800,000, which amendment was approved by the shareholders of the Company in June 1997. The Board approved an amendment to the Incentive Plan in April 1999, which was approved by the shareholders in June 1999, to increase the number of shares of common stock reserved for issuance by 250,000. As mentioned above, the Board approved an amendment to the Incentive Plan on January 19, 2000 to increase the number of shares reserved for issuance by 500,000, and the Company is now seeking ratification by the shareholders of that amendment. The Board's January 19, 2000 approval of such 500,000 share increase limited option grants made pursuant to such increase to persons who were not officers of the Company. On April 18, 2000, the Board approved a further amendment to the Incentive Plan, to be effective upon shareholder approval, to increase the number of shares reserved for issuance by an additional 500,000. Set forth below is a summary of the principal features of the Incentive Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Incentive Plan. The Company will provide, without charge and upon request, to each person to whom a Proxy Statement is delivered, a copy of the Incentive Plan. Any such request should be directed as follows: Secretary, Versant Corporation, 6539 Dumbarton Circle, Fremont, California 94555; telephone number (510) 789-1500; facsimile
(510) 789-1515.

      SHARES SUBJECT TO THE INCENTIVE PLAN. The stock subject to issuance under the Incentive Plan consists of shares of the Company's authorized but unissued common stock. As of April 28, 2000, the Board had reserved an aggregate of 2,900,000 shares of common stock for issuance under the Incentive Plan including the 500,000 shares approved by the Board on January 19, 2000 as well as the 500,000 shares approved by the Board on April 18, 2000 and subject to shareholder approval. In addition, any shares remaining unissued under the Prior Plan on the effective date of the Incentive Plan, any shares repurchased at the original issuance price under the Prior Plan, and any shares issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for distribution under the Prior Plan but will be available for distribution under the Incentive Plan. Shares subject to an option granted pursuant to the Incentive Plan that expires or terminates for any reason without being exercised or shares subject to an award granted pursuant to the Incentive Plan that are forfeited or are repurchased by the Company at the original issue price or are subject to an award granted pursuant to the Incentive Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Incentive Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Incentive Plan will be 2,900,000 shares, plus shares remaining under the Prior Plan.

      ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the Incentive Plan (the "Participants"). No Participant is eligible to receive more than 400,000 shares of common stock in any calendar year under the Incentive Plan, other than new employees of the Company (including directors and officers who are also new employees) who are eligible to receive up to a maximum of 600,000 shares of common stock in the calendar year in which they commence their employment with the Company. As of April 28, 2000, approximately 115 persons were in the class of persons eligible to participate in the Incentive Plan, 255,415 shares had been issued upon exercise of options, 2,680,608 shares were subject to outstanding options and no shares had been issued pursuant to stock bonus awards. As of that date, 531,241 shares were available for future grant, after taking into account any shares issuable upon exercise of options granted pursuant to the Prior Plan that have expired or become unexercisable without having been exercised in full and that have become available for distribution under the Incentive Plan and including the 500,000 shares approved by the Board on January 19, 2000 as well as the 500,000 shares approved by the Board on April 18, 2000 and subject to shareholder approval. The closing price of the Company's common stock on Nasdaq was $6.625 per share as April 27, 2000, the last trading day before the Record Date.

      Over the term of the Incentive Plan from May 1996 through April 28, 2000, the following executive officers have been granted the following options to purchase shares under the Incentive Plan: Nick Ordon (President and Chief Executive Officer), 550,000 shares; George C. Franzen (former Chief Technical Officer), 221,128 shares; Bernhard Woebker (Senior Vice President Field Operations), 318,000 shares; and Gary Rhea (Chief Financial Officer) 248,000 shares. As of April 28, 2000, the Company's current executive officers as a group have been granted options to purchase an aggregate of 1,116,128 shares under the Incentive Plan, and all current employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 1,039,450 shares under the Incentive Plan. Over the term of the Incentive Plan, current directors who are not currently executive officers have been granted options to purchase an aggregate of 148,887 shares of common stock under the Incentive Plan. Such grants were made while the directors were not executive officers of the Company. No grants have been made under the Incentive Plan to directors who were also executive officers at the time the grants were made. The only nominee for director, who is not also a current executive officer, who has received grants under the Incentive Plan is David Banks, who was awarded options to purchase 352,092 shares while an executive officer, under the Incentive Plan. Except for those persons named above, as of April 28, 2000, no one has received in excess of 5% of the number of options granted under the Incentive Plan. As the Company's officers and directors are eligible to participate in the Incentive Plan, they may have an interest in the proposed amendment approved by the Board on April 18, 2000 to increase the number of shares authorized for issuance thereunder by 500,000.

      ADMINISTRATION. The Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Mark Leslie and Steve Gaal, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined pursuant to Section 162(m) of the Code. Following the Meeting, the Company expects that Messrs. Banks and Delevati, both of whom are "non-employee" directors, will be nominated to fill the vacancies on the Committee created by the departures from the Board of Messrs. Gaal and Leslie. Subject to the terms of the Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder. The Committee has delegated to the President of the Company the authority to make awards under the Incentive Plan without further Committee review to non-officer and non-director employees of the Company up to a maximum of 20,000 shares per award, provided that no such award may be made if, as a result, the employee in question would have awards for an aggregate number of shares that exceeds the Company's guidelines for that employee's position by more than 15%.

      STOCK OPTIONS. The Incentive Plan permits the granting of options that are intended to qualify either as incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of common stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% shareholder must be no less than 110% of the fair market value of a share of common stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of common stock at the time of grant. The Company has not granted options under the Incentive Plan at less than fair market value and does not intend to do so in the foreseeable future.

      The exercise price of options granted under the Incentive Plan may be paid as approved by the Committee at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or
(8) by any combination of the foregoing.

      TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options granted to a 10% shareholder expire five years after the date of grant. In the event an optionee's relationship with the Company is terminated for any reason other than death or disability, the optionee will have the right to exercise the option at any time within three months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any exercise beyond three months after termination deemed to be an NQSO) after such termination to the extent the right to exercise such option has accrued and had not previously been exercised at the date of termination, but in any event no later than the option expiration date. In the event an optionee's relationship terminates due to death or disability, as defined in Section 22(e)(3) of the Code (or if the optionee dies within three months after termination), the three-month period mentioned above will be twelve months (or such shorter or longer time period not exceeding five years as may be determined by the Committee, with any such exercise beyond twelve months after termination due to death or disability deemed to be an NQSO) after death or disability to the extent the right to exercise such option has accrued and had not previously been exercised at the date of death or disability under the Incentive Plan, but in any event no later than the option expiration date.

      RESTRICTED STOCK AWARDS. The Committee may grant Participants restricted stock awards to purchase stock either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's common stock on the date of the award (and in the case of an award granted to a 10% shareholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, or any combination thereof, as are approved by the Committee at the time of grant. The Company has not granted any restricted stock awards under the Incentive Plan.

      STOCK BONUS AWARDS. The Committee may grant Participants stock bonus awards either separately from, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. As of April 28, 2000, no shares had been issued pursuant to stock bonus awards.

      MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Incentive Plan or provide substantially similar consideration, shares or other property as was provided to shareholders of the Company (after taking into account provisions of the awards). In the event that the successor corporation does not assume or substitute awards, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines.

      AMENDMENT OF THE INCENTIVE PLAN. The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

      TERM OF THE INCENTIVE PLAN. Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire in May 2006, ten years from the date the Incentive Plan was adopted by the Board.

      FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

      INCENTIVE STOCK OPTIONS. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price (or, if less, the amount realized on a sale of such shares), will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

      ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

      RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

      MAXIMUM TAX RATES. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than one year. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

      TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant or the receipt of restricted stock or stock bonus awards by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

      ERISA. The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.


      NEW PLAN BENEFITS. The following table shows the grants of options to purchase common stock that have been made as of April 28, 2000 from the 500,000 shares of common stock of the Company approved for issuance by the Board of Directors on January 19, 2000 under the Company's Incentive Plan. No grants from this 500,000 share increase have been or will be made to any individuals other than employees who are not executive officers or directors of the Company. Future awards and purchases under the Incentive Plan are not included in the table because the Company cannot determine them currently. Awards under the Incentive Plan are made at the discretion of the Compensation Committee, as described above.

NAME                          EXERCISE PRICE PER SHARE          NUMBER OF SHARES
----                          ------------------------          ----------------

All employees
as a group, excluding
executive officers            Between $4.00 and $15.875(1)      468,759

---------------

(1) All grants were made at the fair market value of the common stock of the Company on the date of grant, as determined under the Incentive Plan. The information in the table represents the range of prices at which the grants have been made.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
               OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN.

                   PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Company has appointed Arthur Andersen LLP as its independent auditors to perform the audit of the Company's financial statements for the 2000 fiscal year, and the shareholders are being asked to ratify such appointment. Arthur Andersen LLP has served as the Company's independent auditors since 1990. Representatives of Arthur Andersen LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to questions.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                 OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 28, 2000 unless otherwise noted, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock or more than 5% of the Company's Series A Preferred Stock, (ii) each of the Company's directors,
(iii) each of the Company's executive officers included in the "Executive Compensation table, below, and (iv) all current directors and executive officers as a group.

                                                               Shares of Common Stock         Shares of Preferred Stock
                                                               Beneficially Owned (1)          Beneficially Owned (1)
                                                               ----------------------          ----------------------
5% SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS               NUMBER       PERCENT             NUMBER        PERCENT
-------------------------------------------------               ------       -------             ------        -------


5% SHAREHOLDERS:

Vertex .................................................... 4,009,428(2)      27.40%            1,137,687(3)    86.60%
Joseph M. Cohen Family Limited Partnership.................       --            --                176,056       13.40%


NON-EMPLOYEE DIRECTORS:

David Banks (4)............................................   280,686          2.50%                0            --
Stephen J. Gaal (5)........................................    28,365           *                   0            --
Mark Leslie (6)............................................    79,958           *                   0            --
William R. Shellooe........................................         0           *                   0            --
William Delevati...........................................         0           *                   0            --

EXECUTIVE OFFICERS:

Nick Ordon (7).............................................   284,581          2.48%                0            --
George C. Franzen (8)......................................    53,211           *                   0            --
Gary Rhea  (9).............................................    67,227           *                   0            --
Bernhard Woebker  (10).....................................   177,140          1.55%                0            --

ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS

AS A GROUP (8 PERSONS) (11)................................   917,957          7.77%                0           --


*     Represents less than 1%

(1) Percent ownership is based on 11,222,172 shares of common stock outstanding as of April 28, 2000 and 1,313,743 shares of Series A Preferred Stock outstanding as of April 28, 2000, respectively. Each share of Series A Preferred Stock is convertible, at the election of the holder, into two shares of common stock. See "Certain Transactions" for additional information about the Series A Preferred Stock. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options or warrants or issuable upon conversion of outstanding Series A Preferred Stock that are currently exercisable or convertible within 60 days of April 28, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options, warrants or convertible securities for the purpose of computing the number and percentage ownership of common stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of common stock of any other person.

(2) Includes 489,767 shares of common stock owned directly by Vertex Investments International (III) Inc. ("VII"), 100,000 shares of common stock owned directly by Vertex Investments International (I) Inc. ("VI"), 6,600 shares of common stock owned directly by Vertex Management Pte. Ltd. ("VM"), 2,708,838 shares of common stock issuable upon conversion of Series A Preferred Stock and exercise of common stock warrants issued in the Company's July 12, 1999 Series A Preferred Stock financing (the "Financing") owned by Vertex Technology Fund Ltd. (formerly Vertex Technology Fund Pte. Ltd. ("VTF")) and 704,223 shares of common stock issuable upon conversion of Series A Preferred Stock and exercise of common stock warrants issued in the Financing owned by Vertex Technology Fund (II) Ltd. ("VTF II"). VM, VI, VII, VTF and VTF II are indirectly controlled by Singapore Technologies Pte. Ltd. The address of VM, VI and VII is 83 Science Park Drive, #01-01/02 The Curie, Singapore 118256. The address of VTF is 89 Science Park Drive, #02-09/12 The Rutherford, Singapore 118261. The foregoing information is based on the Schedule 13D dated July 23, 1999 filed by VTF, VTF II, VM, VI and VII with the SEC.

(3) Includes 902,946 shares of Series A Preferred Stock issued in the Financing owned by VTF, and 234,741 shares of Series A Preferred Stock issued in the Financing owned by VTF II. The address of VTF and VTF II is 89 Science Park Drive, #02-09/12 The Rutherford, Singapore 118261. The foregoing information is based on the Schedule 13D dated July 23, 1999 filed by VTF and VTF II.

(4) Includes 10,000 shares of common stock subject to options exercisable within 60 days of April 28, 2000.

(5) Includes 17,500 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Gaal is a director of the Company but is not standing for reelection at the Meeting.

(6) Includes 41,500 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Leslie is Chairman of the Board of Directors of the Company but is not standing for reelection at the Meeting.

(7) Includes 274,581 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Ordon is President and Chief Executive Officer of the Company.

(8) Represents 53,211 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Franzen is the former Vice President and Chief Technical Officer of the Company. Effective February 2000, Mr. Franzen ceased serving in such position and reduced his status to a part time employee with the Company assisting the Company with technical support and product development services.

(9) Represents 67,227 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Rhea is Vice President, Finance and Administration and Chief Financial Officer of the Company.

(10) Includes 175,291 shares of common stock subject to options exercisable within 60 days of April 28, 2000. Mr. Woebker is a director and Senior Vice President Field Operations of the Company.

(11) Represents the shares beneficially owned by the individuals identified in footnotes (4) through (7), (9) and (10).

                                   MANAGEMENT

      The names of the current executive officers of the Company and certain information about them are set forth below:

     NAME OF EXECUTIVE OFFICER               AGE         POSITION WITH THE COMPANY
     -------------------------               ---         -------------------------
     Nick Ordon                               52         President and Chief Executive Officer

     Gary Rhea                                56         Vice President of Finance and Administration, Chief
                                                         Financial Officer and Secretary

     Bernhard Woebker                         50         Senior Vice President of Field Operations

      For information regarding Mr. Ordon and Mr. Woebker, see "Proposal No. 1 - Election of Directors - Directors/Nominees."

      Mr. Rhea has served as Vice President of Finance and Administration, Chief Financial Officer and Secretary of the Company since he joined the Company in May 1997. From May 1995 to May 1997, Mr. Rhea served as Chief Financial Officer of Vadem Inc., a semiconductor company. From July 1992 until May 1995, he served as Chief Financial Officer of Pacific Monolithics, a wireless communications company. Mr. Rhea received a Bachelor of Science degree in Accounting from San Jose State University in 1969.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company during each of 1997, 1998 and 1999 by Nick Ordon, the Company's President and Chief Executive Officer, and the Company's three other most highly compensated executive officers during 1999 (collectively, the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation                      Long-term
                                            -----------------------------------------------------  Compensation
                                                                                                      Awards
                                                                                                    -----------
                                                                                                    Securities
   Name and                         Fiscal                                    Other Annual          Underlying
   Principal Position                Year    Salary ($)   Bonus ($)(1)    Compensation ($)(2)       Options (#)
   -------------------              ------   ----------   ------------    -------------------       -----------

   Nick Ordon                        1999      200,000       245,000             1,814                150,000
     President and Chief             1998      198,590           --              1,814                325,000
     Executive Officer               1997          --            --                --                     --

   Bernhard Woebker                  1999      186,644(3)    258,750(4)            --                 200,000
     Senior Vice President           1998      190,611(3)     93,231(4)            --                   3,000
     of Field Operations             1997      142,436(3)     79,850(4)            --                  50,000

   Gary Rhea                         1999      169,078        73,500             2,835                 70,000
     Vice President of Finance       1998      149,500        30,000             2,835                 38,000
     and Administration and          1997       95,644        10,000               756                 75,000
     Chief Financial Officer

   George Franzen                    1999      174,667        58,500             2,835                 70,000
     Former Vice President and       1998      159,200        20,000             2,835                 33,000
     Chief Technical Officer         1997      150,000           --              1,814                 10,000

---------------------

(1) Bonus amounts for the fiscal years indicated are generally paid at the beginning of the following fiscal year. Some bonus amounts for fiscal year 1999 were, however, paid during that year. For 1997, bonuses were paid at the discretion of the Board. For 1998 and 1999, bonuses were paid pursuant to a plan approved by the Compensation Committee.
(2)      Represents payment of life insurance premiums.
(3)      Includes car allowance of $18,101, $13,176 and $7,769 in 1999, 1998 and
         1997, respectively. Effective January 1, 2000, Mr. Woebker significantly decreased his daily involvement with the Commpany while retaining his operational and managerial roles in his position as Senior Vice President of Field Operations. In connection with these changes, Mr. Woebker's compensation was adjusted.
(4)      Represents sales commissions in 1999, 1998 and 1997.

OPTION GRANTS IN 1999

      The following table contains information concerning stock option grants pursuant to the Company's 1996 Equity Incentive Plan during 1999 to each of the Named Executive Officers, all of which were made pursuant to the Company's 1996 Equity Incentive Plan. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms, except as otherwise noted. These gains are based on assumed annual rates of stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                                   Individual Grants
                             -------------------------------------------------------------
                                Number of                                                         Annual Rates
                                Securities      % of Total                                       of Stock Price
                                Underlying       Options                                        Appreciation for
                                 Options        Granted to     Exercise                           Option Term (2)
                                 Granted        Employees     Price Per      Expiration        ------------------
Name                               (#)          in 1999 (1)    Share ($)         Date           5%             10%
----                          -------------    -----------    ----------    ------------     --------        -----

Nick Ordon.................     150,000 (3)        14.43%       2.656          7/19/09         250,552        634,946

Bernhard Woebker...........      75,000 (4)         7.22%      1.0625          3/23/09          50,115        127,001
                                125,000 (3)        12.03%       2.656          7/19/09         208,793        529,122

Gary Rhea..................      70,000 (3)         6.73%       2.656          7/19/09         116,924        296,308

George C. Franzen..........      70,000 (3)         6.73%       2.656          7/19/09         116,924        296,308

-------------------------

(1) The Company granted options to purchase an aggregate of 1,039,450 shares to employees in 1999. The sum of the specific grants described in the table is 490,000 and are not included in the 1,039,450.

(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices.

(3) These options fully vest on July 16, 2003, assuming that the optionee has continuously rendered services to the Company from the date of grant. Under the terms initially approved by the Compensation Committee, vesting of these options accelerate under the following conditions, assuming that the optionee continues to render services to the Company: (i) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for a single quarter following the date of grant; (ii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for two consecutive quarters following the date of grant; (iii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for three consecutive quarters following the date of grant; (iv) one-quarter of the shares vest on the date that the Company reports quarterly positive net income for four consecutive quarters following the date of grant. To date, 25% of these options have vested in accordance with the foregoing initial terms and an additional 25% were vested pursuant to an action of the Compensation Committee on April 18, 2000. These options expire ten (10) years from the date of grants.

(4) These options fully vest on March 23, 2003, assuming that the optionee has continuously rendered services to the Company from the date of grant. Under the terms initially approved by the Compensation Committee, vesting of these options accelerate under the following conditions, assuming that the optionee continues to render services to the Company: (i) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for a single quarter following the date of grant;
         (ii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for two consecutive quarters following the date of grant; (iii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for three consecutive quarters following the date of grant; (iv) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for four consecutive quarters following the date of grant. To date, 50% of these options have vested in accordance with the foregoing initial terms and an additional 25% were vested pursuant to an action of the Compensation Committee on April 18, 2000. These options expire ten (10) years from the date of grant.

(4) On February 1, 2000 the Compensation Committee approved additional option grants to purchase 65,000 shares, 65,000 shares and 75,000 shares, respectively, of the Company's common stock to each of Messrs. Woebker, Rhea and Ordon. These options vest fully on February 1, 2004, assuming that the optionee has continuously rendered services to the Company from the date of grant. Under the terms approved by the Compensation Committee, vesting of these options accelerate under the following conditions, assuming that the optionee continues to render services to the Company: (i) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for a single quarter following the date of grant; (ii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for two consecutive quarters following the date of grant; (iii) one-quarter of the shares vest on the first date that the Company reports quarterly positive net income for three consecutive quarters following the date of grant; and (iv) one-quarter of the shares vest on the date that the Company reports quarterly positive net income for four consecutive quarters following the date of grant. To date, 25% of these options have vested. These options expire ten (10) years from date of grant.

YEAR-END OPTION VALUES

      The following table sets forth information concerning the number of shares of common stock underlying exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 1999 and the values of unexercised "in-the-money" options as of that date. None of the Named Executive Officers exercised options during 1999.

                                                                                          Value Of
                                              Number of                                  Unexercised
                                        Securities Underlying                           In-the-money
                                         Unexercised Options                             Options At
                                        At December 31, 1999 (#)                  December 31, 1999 ($)(1)
                              ------------------------------------------ ---------------------------------
Name                              Exercisable          Unexercisable          Exercisable          Unexercisable
----                              -----------          -------------          -----------          -------------
Nick Ordon..................         183,330               291,670            775,640              1,330,610

Bernhard Woebker............         103,519               149,481            598,514                921,330

Gary Rhea...................          86,331                96,669            385,017                514,670

George C. Franzen...........          64,664                78,336            362,767                470,358

(1) These values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's common stock based on the closing trade on Nasdaq on December 31, 1999 ($8.75). Certain executive officers exercised options following the end of fiscal 1999, and the fair market value at that time exceeded these levels.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has entered into agreements with its executive officers (excluding Nick Ordon and Bernhard Woebker) that provide for acceleration of two additional years of vesting of shares subject to options or restricted stock upon certain acquisitions or changes in control of the Company.

      The Company entered into agreements with each of its executive officers (excluding Nick Ordon and Bernhard Woebker) that provided the executive officer with up to 12 months of salary and non-equity benefits continuation and up to 12 months of additional stock option and unvested stock vesting following a termination of that executive officer's employment without cause prior to January 7, 1999. No such termination occurred and these agreements are no longer in effect.

      The Company entered into an agreement on December 3, 1997 with Nick Ordon, its President and Chief Executive Officer, providing that: (i) Mr. Ordon will receive an annual salary of $200,000; (ii) Mr. Ordon will be eligible for a bonus of $125,000 at the end of his first year of employment with the Company based upon the achievement of certain goals and objectives and for an additional bonus of $25,000 if he exceeds those goals and objectives; (iii) Mr. Ordon will be granted an option to purchase 200,000 shares of the Company's common stock at a price of $6.5625 per share, which vests with respect to 25% of the shares on the first anniversary of the date of grant and thereafter for three years at the rate of 1/48th of the shares for each full month that Mr. Ordon renders services to the Company, such option to expire 10 years from the date of grant; (iv) Mr. Ordon will be granted an option to purchase 25,000 shares of the Company's common stock at a price of $6.5625 per share, which will vest based upon the achievement of certain goals and objectives in two equal annual increments; (v) in the event the Company is acquired during the term of Mr. Ordon's employment, 50% of Mr. Ordon's unvested options outstanding on the date of acquisition will immediately vest; and (vi) Mr. Ordon will receive certain other employee benefits.

      The Company entered into an agreement on January 7, 1998 with David Banks, the Company's former President and Chief Executive Officer, in connection with his departure from that position providing that: (i) Mr. Banks would continue to receive a $210,000 annual salary, a $62,250 bonus and certain other benefits through January 7, 1999; (ii) Mr. Banks' options and unvested stock would continue to vest through January 7, 1999; (iii) Mr. Banks would be able to exercise any vested options through April 7, 1999; and (iv) Mr. Banks would retain the IBM ThinkPad Notebook computer supplied to him by the Company. Mr. Banks is currently a non-employee director of the Company.

                              CERTAIN TRANSACTIONS

         Except as described below and except for compensation arrangements described where required above, since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of the Company had or will have a direct or indirect material interest.

         On July 12, 1999, the Company issued shares of a newly designated Series A Preferred Stock ("Series A Stock"). The Series A Stock has a liquidation preference amount equal to 150% of the full amount paid for the Series A Stock, with the preference amount increasing by an additional 50% of such full amount paid on the second anniversary of the issuance of the Series A Stock and increasing by another 50% of such full amount paid on the third anniversary. The Series A Stock automatically converts into common stock if the Company's common stock price exceeds $12.00 per share for 45 consecutive trading days. The holders of Series A Stock will generally vote with the holders of common stock provided that the Series A Stock is only entitled to a number of votes equal to 50% of the number of shares of common stock into which the Series A Stock is convertible. As of April 28, 2000 each share of Series A Stock was convertible into two shares of common stock. The holders of Series A Stock were also provided with certain voting protective provisions.

         A total of 1,489,799 shares of Series A Stock were issued, with each share of Series A Stock initially convertible into two shares of the Company's common stock. Of these shares, 902,946 shares of Series A Stock were issued in exchange for an outstanding convertible secured promissory note with outstanding principal and interest of $3,846,550.82 held by VTF, and 586,853 shares of Series A Stock were issued in consideration of an additional $2,499,994 in new financing. Of the total amount provided in the new financing, $1 million was provided by VTF II, with the remainder provided by other investors. Each share of Series A Stock was sold at a price of $4.26 per share. The Company also issued warrants to purchase a total of 1,489,799 shares of common stock at an exercise price of $2.13 per share as part of the transaction. VTF acquired 902,946 of these warrants in connection with the new financing and VTF II acquired 234,741 of these warrants. As of April 28, 2000, VTF and its affiliates beneficially owned an aggregate of 596,367 shares of common stock, representing 5.31% of the Company's outstanding common stock.See "Security Ownership of Certain Beneficial Owners and Management."

         In connection with the Financing, the Joseph M. Cohen Family Limited Partnership purchased 176, 056 shares of Series A Stock and a warrant exercisable for 176,056 shares of Common Stock on July 12, 1999.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than January 11, 2001 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting. Under Rule 14a-4(c)(1), shareholders wishing to bring a proposal before the 2001 annual meeting of shareholders (but not include it in the Company's proxy materials) should provide written notice of the proposal to the Company no later than March 27, 2001, as proxies solicited for the 2001 annual meeting will confer discretionary authority to vote on any such matter of which the Company did not have notice as of such date.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that all Section 16(a) filing requirements were met during 1999.

                             ADDITIONAL INFORMATION

      The Company's 1999 annual report on Form 10-KSB as filed with the SEC is available without charge by writing to or calling the Company headquarters. Request should be directed to Investor Relations, 6539 Dumbarton Circle, Fremont, CA 94555, telephone number (510) 789-1800. The Company's 1999 annual report on Form 10-KSB may be obtained through the website maintained by the SEC at http://www.sec.gov.

                                 OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that Proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such Proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POST-AGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               VERSANT CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 22, 2000

         The undersigned hereby appoints Nick Ordon and Gary Rhea, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Versant Corporation (the "Company") to be held at 10:30 a.m. on Thursday, June 22, 2000, at the Company, located at 6539 Dumbarton Circle, Fremont, California 94555, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

         1.   ELECTION OF DIRECTORS.

              [   ]    FOR all nominees listed       [   ]    WITHHOLD AUTHORITY
                       below (except as indicated             to vote for all
                       to the contrary below)                 nominees listed
                                                              below

         Nominees:     David Banks, Nick Ordon, Bernhard Woebker,
                       William H. Delevati and William R. Shellooe

         Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:



         2. RATIFY AND APPROVE AMENDMENTS TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN MADE BY THE BOARD OF DIRECTORS TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY AN AGGREGATE OF 1,000,000 SHARES.

                  [   ]    FOR        [   ]    AGAINST      [   ]    ABSTAIN

         3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                  [   ]    FOR        [   ]    AGAINST      [   ]    ABSTAIN

                  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2, AND 3.

           (Continued and to be signed and dated on the reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF VERSANT OBJECT TECHNOLOGY CORPORATION.


SIGNATURE(S) OF SHAREHOLDER(S):
------------------------------


Name:                                     Name:
     --------------------------------          ---------------------------------

By:                                       By:
   ----------------------------------        -----------------------------------

Title:                                    Title:
      -------------------------------           --------------------------------

Dated:              , 2000                Dated:                , 2000
      --------------                            ---------------


         Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased Shareholder should give their full title. Please date the proxy.

         Please check the following box if you plan to attend the meeting: |_|

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.